Exhibit 99.1

Press Release

Contacts:	Media Relations	Investor Relations
	Margo Westfall	Bonnie Mott
	Ikanos Communications	Ikanos Communications
	510-438-6276	510-438-5360
	mwestfall@ikanos.com	bmott@ikanos.com

Ikanos Communications Announces Financial Results

for the Third Quarter of 2007

Recent Highlights:

•	45% Sequential Access Port Growth in Third Quarter

•	Reduced Expense Structure for Fiscal 2008

•	Introduction of Rapid Rate Adaptation™ Technology for Enhanced Triple Play Services

FREMONT, Calif., October 25, 2007 – Ikanos Communications, Inc. (NASDAQ: IKAN), a leading developer and provider of Fiber Fast™ broadband solutions, today reported financial results for the third quarter and nine months ended September 30, 2007.

“We continue to strengthen our leadership position in the market and improve our financial results. Solid demand from European and Japanese original equipment manufacturers (OEMs) resulted in a significant sequential increase in access port shipments,” said Michael A. Ricci, Ikanos’ president and CEO. “To accelerate our timeline towards profitable growth, we have reduced our expense structure going forward through an executive restructuring and outsourcing physical backend design. By taking these actions, we can focus on more efficiently delivering leading-edge broadband solutions to our customers worldwide.”

Financial Highlights:

Revenue in the third quarter of 2007 was $27.3 million compared with revenue of $25.7 million for the second quarter of 2007 and revenue of $36.7 million for the third quarter of 2006.

Ikanos reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. Non-GAAP net income (loss), where applicable, excludes the income statement effects of stock-based compensation, restructuring charges, certain expenses incurred in connection with a common stock offering, and certain expenses resulting from the acquisition of the network processing assets of Analog Devices, Inc., including amortization of intangible assets, fair value adjustment of the acquired inventory and in-process research and development charges. Ikanos has provided these measures because management believes these additional non-GAAP measures are useful to investors for performing financial analysis as these additional measures highlight Ikanos’ recurring operating results. Ikanos’ management uses these non-GAAP measures internally to evaluate its operating performance and to plan for its future. However, non-GAAP measures are not a substitute for GAAP measures. For a reconciliation of GAAP versus non-GAAP financial information, please see the attached schedules.

GAAP net loss for the third quarter of 2007 was $13.0 million, or $0.45 per share, on 28.7 million weighted average shares and includes a charge of $3.5 million related primarily to the write-off of design tools and severance expenses. This compares with a net loss of $7.2 million, or $0.25 per share, on 28.4 million weighted average shares in the second quarter of fiscal 2007 and with a net loss of $3.6 million, or $0.13 per share, on 27.4 million weighted average shares in the third quarter of 2006.

Non-GAAP net loss for the third quarter of 2007 was $4.9 million, or $0.17 per share, on 28.7 million weighted average shares. This compares with non-GAAP net loss of $2.9 million, or $0.10 per share, in the second quarter of fiscal 2007 and with a non-GAAP net income of $2.9 million, or $0.10 per diluted share, in the third quarter of 2006.

Revenue for the nine months ended September 30, 2007 was $77.6 million, compared with the $113.7 million reported for the nine months ended October 1, 2006.

GAAP net loss for the nine months ended September 30, 2007 was $29.2 million, or $1.03 per share, on 28.4 million weighted average shares. This compares with a net loss of $7.2 million, or $0.27 per share, on 26.2 million weighted average shares for the year ago period.

Non-GAAP net loss for the nine months ended September 30, 2007 was $12.4 million, or $0.44 per share, compared with non-GAAP net income of $10.9 million, or $0.38 per diluted share, for the year ago period. Weighted average shares used in computing non-GAAP net income (loss) per share were 28.4 million in 2007 and 28.6 million in 2006.

Recent Highlights:

•

Ikanos’ recently-introduced Rapid Rate Adaptation (RRA™) technology is designed to allow service providers to minimize service interruptions and increase uptime compared to previous generations of VDSL2 and ADSLx, thus enhancing the user experience of triple play over VDSL2. The RRA technology is a fundamental DSL innovation that enables transceivers to dynamically adapt the data rate without interrupting service for retraining, as long as there is adequate bandwidth to absorb the impact of the noise.

•

Ikanos announced that Gemtek Technology Co. Ltd., an original design manufacturer (ODM) based in Taiwan, is now shipping a full featured triple play residential gateway that uses Ikanos’ VDSL2 CPE and Fusiv® processor silicon and residential gateway software suite. Gemtek’s WVDK-105G is being offered to original equipment manufacturers (OEMs) worldwide and has been qualified by a major North American carrier.

•

Ikanos and Wintegra announced an Ethernet bonding solution for their mutual VDSL2 customers. This solution combines Wintegra’s market-leading Access Packet Processors and Ethernet in the First Mile (EFM) bonding software with Ikanos’ multi-mode VDSL2 central office (CO) chipsets, which offer the industry’s highest performance and lowest power. The jointly developed solution is designed to deliver a compelling mix of validated hardware and software, which enables carriers to rapidly deploy services.

Outlook:

•	Revenue is expected to be between $29 million and $31 million in the fourth quarter of 2007.

•

Non-GAAP gross margins* are expected to be between 44% and 46% in the fourth quarter of 2007. GAAP gross margins in the fourth quarter of 2007 will be lower than non-GAAP gross margins, as they will include amortization of acquisition-related intangibles of approximately $0.3 million to $1.0 million and charges related to stock-based compensation expense in accordance with FAS 123(R) of approximately $0.1 million.

•

Non-GAAP operating expenses are expected to be in the range of $14 to $15 million in the fourth quarter of 2007. GAAP operating expenses in the fourth quarter of 2007 will be higher, as they will include amortization of acquisition-related intangibles of $0.3 million, restructuring charges of $0.3 to $0.5 million and charges related to stock-based compensation expense in accordance with FAS 123(R) of $3.5 to $4.5 million.

•	Annual 2008 revenue growth is expected to increase by 20 to 25% as compared to fiscal 2007.

•

Non-GAAP operating expenses are expected to be in the range of $57 to $61 million for 2008. GAAP operating expenses in 2008 will be higher, as they will include amortization of acquisition-related intangibles of approximately $1.3 million, and charges related to stock-based compensation expense in accordance with FAS 123(R) of approximately $14 to $16 million.

*	The Company refers to gross margins as the result of revenue less cost of revenue divided by revenue.

Third Quarter 2007 Conference Call:

Management will review the third quarter fiscal 2007 financial results and its expectations for subsequent periods at a conference call on October 25, at 2:00 p.m. Pacific Time. To listen to the call and view the accompanying slides, please visit http://ir.ikanos.com/ and click on the link provided for the web cast or dial 706-902-1343, password 18802843. The web cast will be archived and available through October 31, 2007 at http://ir.ikanos.com/ or by calling 706-645-9291 and entering conference ID number 18802843.

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) develops chipsets that enable carriers to offer Fiber Fast™ bandwidth and Gigabit network processing for enhanced triple play services. Ikanos’ multi-mode VDSL2/ADSLx and network processor solutions power access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers. Ikanos’ solutions enable fast and cost-effective carrier rollouts of interactive broadband services, including IPTV. For more information, visit www.ikanos.com.

© 2007 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, Ikanos Programmable Operating System, CleverConnect, Eagle, Fiber Fast, Fusiv, Fx, FxS, LoopNostics, RRA, SmartLeap and VLR are among the trademarks or registered trademarks of Ikanos.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document contains forward-looking statements that involve risks and uncertainties concerning Ikanos, including statements regarding its products, products jointly developed with third parties, customers, expected revenue for the fourth quarter of 2007, expected gross margins for the fourth quarter of 2007, expected operating expenses for the fourth quarter of 2007 and expected revenue and operating expenses for 2008 calendar year. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, the ability of the Company to deliver full production releases of our newer products that are accepted by our customers, our ability to complete joint development work with third parties resulting in products that are acceptable to our customers, the continued demand by telecommunications service providers for ADSL and VDSL semiconductor products, Ikanos’ continued ability to create new products and technologies, our ability to generate demand and close transactions for the sale of our products, the successful outsourcing of our back-end physical design process, and unexpected future costs, expenses and financing requirements. In addition, for a more extensive discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Ikanos’ Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as other reports that Ikanos files from time to time with the Securities and Exchange Commission. Ikanos is under no obligation to update these forward-looking statements to reflect events or circumstances subsequent to date of this press release.

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sept. 30, 2007	Oct. 1, 2006	Sept. 30, 2007	Oct. 1, 2006
Revenue	$27,275	$36,670	$77,601	$113,687

Cost and operating expenses:
Cost of revenue	17,190	23,051	47,060	66,687
Research and development	13,908	12,912	38,940	40,011
Selling, general and administrative	6,832	5,825	20,973	17,520
Restructuring charges	3,468	—	3,468	—
Common stock offering expenses	—	—	—	954

Total cost and operating expenses	41,398	41,788	110,441	125,172

Loss from operations	(14,123)	(5,118)	(32,840)	(11,485)
Interest income, net	1,226	1,484	3,851	3,788

Loss before income taxes	(12,897)	(3,634)	(28,989)	(7,697)
Provision for income taxes	70	(70)	224	153

Loss before cumulative effect of change in accounting principle, net of tax	(12,967)	(3,564)	(29,213)	(7,850)

Cumulative effect of change in accounting principle, net of tax	—	—	—	638

Net loss	$(12,967)	$(3,564)	$(29,213)	$(7,212)

Basic and diluted net loss per share:
Prior to cumulative effect of change in accounting principle, net of tax	$(0.45)	$(0.13)	$(1.03)	$(0.30)
Cumulative effect of change in accounting principle, net of tax	—	—	—	0.03

Net loss per share	$(0.45)	$(0.13)	$(1.03)	$(0.27)

Weighted average number of shares	28,711	27,368	28,377	26,234

IKANOS COMMUNICATIONS, INC.

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30, 2007				Three Months Ended October 1, 2006
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$27,275	$—		$27,275	$36,670	$—		$36,670

Cost and operating expenses:
Cost of revenue	17,190	(38	) (a)	16,458	23,051	(139	) (a)	20,022
		(694	) (b)			(2,824	) (b)
						(66	) (c)
Research and development	13,908	(2,067	) (a)	11,716	12,912	(1,387	) (a)	10,737
		(125	) (b)			(176	) (b)
						(612	) (d)
Selling, general and administrative	6,832	(1,459	) (a)	5,155	5,825	(1,034	) (a)	4,555
		(218	) (b)			(236	) (b)
Restructuring charges	3,468	(3,468	) (e)	—	—	—		—

Total cost and operating expenses	41,398	(8,069)		33,329	41,788	(6,474)		35,314

Income (loss) from operations	(14,123)	8,069		(6,054)	(5,118)	6,474		1,356
Interest income and other, net	1,226	—		1,226	1,484	—		1,484

Income (loss) before income taxes	(12,897)	8,069		(4,828)	(3,634)	6,474		2,840
Provision for income taxes	70	—		70	(70)	—		(70)

Net income (loss)	$(12,967)	$8,069		$(4,898)	$(3,564)	$6,474		$2,910

Net income (loss) per shares:
Basic	$(0.45)			$(0.17)	$(0.13)			$0.11
Diluted	$(0.45)			$(0.17)	$(0.13)			$0.10
Weighted average number of shares:
Basic	28,711			28,711	27,368			27,368
Diluted	28,711			28,711	27,368			29,216
Notes:

						Three Months Ended
						Sept. 30, 2007		Oct. 1, 2006
(a) Stock-based compensation						$3,564		$2,560
(b) Amortization of acquired intangible assets						1,037		3,236
(c) Fair value adjustment of acquired inventory						—		66
(d) Acquired in-process research and development						—		612
(e) Restructuring charges						3,468		—

Total non-GAAP adjustments						$8,069		$6,474

IKANOS COMMUNICATIONS, INC.

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Nine Months Ended September 30, 2007				Nine Months Ended October 1, 2006
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$77,601	$—		$77,601	$113,687	$—		$113,687

Cost and operating expenses:
Cost of revenue	47,060	(125	) (a)	44,980	66,687	(238	) (a)	60,755
		(1,955	) (b)			(4,671	) (b)
						(1,023	) (c)
Research and development	38,940	(5,814	) (a)	32,751	40,011	(3,250	) (a)	32,695
		(375	) (b)			(554	) (b)
						(3,512	) (d)
Selling, general and administrative	20,973	(4,446	) (a)	15,851	17,520	(2,643	) (a)	13,010
		(676	) (b)			(1,867	) (b)
Restructuring charges	3,468	(3,468	) (e)	—	—	—		—
Common stock offering expenses	—	—		—	954	(954	) (f)	—

Total cost and operating expenses	110,441	(16,859)		93,582	125,172	(18,712)		106,460

Income (loss) from operations	(32,840)	16,859		(15,981)	(11,485)	18,712		7,227
Interest income and other, net	3,851	—		3,851	3,788	—		3,788

Income (loss) before income taxes	(28,989)	16,859		(12,130)	(7,697)	18,712		11,015
Provision for income taxes	224	—		224	153	—		153

	(29,213)	16,859		(12,354)	(7,850)	18,712		10,862
	—	—		—	638	(638	) (g)	—

Net income (loss)	$(29,213)	$16,859		$(12,354)	$(7,212)	$18,074		$10,862

Net income (loss) per shares:
Basic	$(1.03)			$(0.44)	$(0.27)			$0.41
Diluted	$(1.03)			$(0.44)	$(0.27)			$0.38
Weighted average number of shares:
Basic	28,377			28,377	26,234			26,234
Diluted	28,377			28,377	26,234			28,611
Notes:

						Nine Months Ended
						Sept. 30, 2007		Oct. 1, 2006
(a) Stock-based compensation						$10,385		$6,131
(b) Amortization of acquired intangible assets						3,006		7,092
(c) Fair value adjustment of acquired inventory						—		1,023
(d) In-process research and development						—		3,512
(e) Restructuring charges						3,468		—
(f) Common stock offering expenses						—		954
(g) Cumulative effect of change in accounting						—		(638)

Total non-GAAP adjustments						$16,859		$18,074

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	Sept. 30, 2007	December 31, 2006
Assets
Current assets:
Cash, cash equivalents and short-term investments	$99,299	$109,638
Accounts receivable, net	12,618	15,140
Inventory	13,036	12,801
Prepaid expenses and other current assets	3,400	3,086

Total current assets	128,353	140,665
Property and equipment, net	14,882	18,073
Intangible assets, net	7,206	10,212
Goodwill	6,247	6,247
Other assets	1,699	660

	$158,387	$175,857

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$33,508	$31,162
Other current liabilities	—	818

Total current liabilities	33,508	31,980
Long-term liabilities	—	987

Total liabilities	33,508	32,967
Stockholders’ equity	124,879	142,890

	$158,387	$175,857